UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2007
ALTRIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-8940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:                (917) 663-4000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a)The Board of Directors of Altria Group, Inc. (the “Company”) amended Article II, Section 4 of the Company’s By-Laws, effective July 1, 2007, to require that in order to be elected or re-elected as a director of the Company in an uncontested election, each director-nominee must receive a majority of the votes cast with respect to his or her election at a meeting of shareholders for the election of directors at which a quorum is present. The amended By-Laws also specify that in a contested election in which one or more nominees are properly proposed by shareholders, a director-nominee shall be elected by a plurality of the votes cast in such election.

The foregoing description of the amendment of the By-Laws of the Company is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws of the Company attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

The following exhibit is furnished herewith:

3.1	Amended and Restated By-Laws of Altria Group, Inc., as amended effective July 1, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.
By:	/s/ G. PENN HOLSENBECK
	Name:	G. Penn Holsenbeck
	Title:	Vice President, Associate General Counsel and Corporate Secretary

DATE: July 3, 2007

EXHIBIT INDEX
3.1	Amended and Restated By-Laws of Altria Group, Inc., as amended effective July 1, 2007.